Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for Second Quarter 2018

St. Louis, Missouri - August 1, 2018 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2018 results for the period ended July 1, 2018.

Second Quarter 2018

On a GAAP basis, revenues for the quarter totaled $668.6 million, increasing $58.0 million, or 9.5%, compared to $610.6 million in the second quarter 2017. Net income was $28.9 million, a decrease of $7.1 million from the prior-year period. Net income included after-tax restructuring and acquisition integration costs of $18.8 million, primarily related to the acquisition of Snell Advanced Media (“SAM”), which was completed during the first quarter 2018. Net income as a percentage of revenues was 4.3% compared to 5.9% in the prior-year period. EPS was $0.49 compared to $0.64 in the second quarter 2017.

Adjusted revenues for the quarter totaled $671.4 million, increasing $60.8 million, or 10.0%, compared to $610.6 million in the second quarter 2017. Adjusted EBITDA margin in the second quarter was 18.3%, consistent with the year-ago period. Adjusted EPS was $1.52 compared to $1.29 in the second quarter 2017. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Second quarter revenues and EPS were above our guided ranges. I am extremely pleased to report record quarterly revenues that exceeded our long-term growth goal and robust adjusted earnings growth.”

Outlook

“We expect improved organic growth, solid margin expansion, and double-digit EPS growth in the second half of the year. We are on track to meet our commitments for the full year 2018, and we are well-positioned for success longer term,” said Mr. Stroup.

On a GAAP basis, the Company expects third quarter 2018 revenues to be $667 - $687 million and EPS to be $1.73 - $1.83. For the full year ending December 31, 2018, the Company now expects revenues to be $2.633 - $2.663 billion, compared to prior guidance of $2.623 - $2.673 billion, and EPS to be $3.52 - $3.72, compared to prior guidance of $2.44 - $2.69.

The Company expects third quarter 2018 adjusted revenues to be $670 - $690 million and adjusted EPS to be $1.65 - $1.75. For the full year ending December 31, 2018, the Company now expects adjusted revenues to be $2.643 - $2.673 billion, compared to prior guidance of $2.633 - $2.683 billion, and adjusted EPS to be $6.28 - $6.48, compared to prior guidance of $6.23 - $6.48.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 800-281-7973; the dial-in number for participants outside the U.S. is 323-794-2093. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

	(In thousands, except per share data)
Revenues	$668,639	$610,633	$1,274,204	$1,162,014
Cost of sales	(411,043)	(367,529)	(786,014)	(696,536)
Gross profit	257,596	243,104	488,190	465,478
Selling, general and administrative expenses	(138,842)	(118,071)	(263,714)	(230,657)
Research and development	(37,209)	(35,144)	(74,310)	(69,666)
Amortization of intangibles	(25,039)	(27,113)	(49,457)	(50,782)
Operating income	56,506	62,776	100,709	114,373
Interest expense, net	(15,088)	(23,533)	(32,066)	(47,039)
Non-operating pension costs	(257)	(295)	(532)	(555)
Loss on debt extinguishment	(3,030)	(847)	(22,990)	(847)
Income before taxes	38,131	38,101	45,121	65,932
Income tax expense	(9,339)	(2,210)	(13,759)	(4,460)
Net income	28,792	35,891	31,362	61,472
Less: Net loss attributable to noncontrolling interest	(77)	(86)	(125)	(192)
Net income attributable to Belden	28,869	35,977	31,487	61,664
Less: Preferred stock dividends	8,733	8,733	17,466	17,466
Net income attributable to Belden common stockholders	$20,136	$27,244	$14,021	$44,198

Weighted average number of common shares and equivalents:
Basic	40,735	42,283	41,184	42,249
Diluted	40,974	42,832	41,492	42,753

Basic income per share attributable to Belden common stockholders:	$0.49	$0.64	$0.34	$1.05

Diluted income per share attributable to Belden common stockholders:	$0.49	$0.64	$0.34	$1.03

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended July 1, 2018
Segment Revenues	$399,695	$271,746	$671,441
Segment EBITDA	70,281	53,225	123,506
Segment EBITDA margin	17.6%	19.6%	18.4%
Depreciation expense	7,153	4,873	12,026
Amortization of intangibles	11,809	13,230	25,039
Amortization of software development intangible assets	488	—	488
Severance, restructuring, and acquisition integration costs	22,887	2,041	24,928
Purchase accounting effects of acquisitions	1,036	—	1,036
Deferred revenue adjustments	2,802	—	2,802

For the three months ended July 2, 2017
Segment Revenues	$348,804	$261,829	$610,633
Segment EBITDA	56,441	54,081	110,522
Segment EBITDA margin	16.2%	20.7%	18.1%
Depreciation expense	6,753	4,775	11,528
Amortization of intangibles	13,882	13,231	27,113
Severance, restructuring, and acquisition integration costs	9,111	449	9,560
Purchase accounting effects of acquisitions	1,167	—	1,167

For the six months ended July 1, 2018
Segment Revenues	$750,685	$528,179	$1,278,864
Segment EBITDA	127,733	99,651	227,384
Segment EBITDA margin	17.0%	18.9%	17.8%
Depreciation expense	14,373	9,518	23,891
Amortization of intangibles	22,979	26,478	49,457
Amortization of software development intangible assets	724	—	724
Severance, restructuring, and acquisition integration costs	37,421	7,901	45,322
Purchase accounting effects of acquisitions	1,538	—	1,538
Deferred revenue adjustments	4,660	—	4,660

For the six months ended July 2, 2017
Segment Revenues	$663,082	$498,932	$1,162,014
Segment EBITDA	105,964	97,928	203,892
Segment EBITDA margin	16.0%	19.6%	17.5%
Depreciation expense	13,301	9,610	22,911
Amortization of intangibles	24,321	26,461	50,782
Severance, restructuring, and acquisition integration costs	14,392	1,768	16,160
Purchase accounting effects of acquisitions	1,167	—	1,167

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

	(In thousands)
Total Segment Revenues	$671,441	$610,633	$1,278,864	$1,162,014
Deferred revenue adjustments	(2,802)	—	(4,660)	—
Consolidated Revenues	$668,639	$610,633	$1,274,204	$1,162,014

Total Segment EBITDA	$123,506	$110,522	$227,384	$203,892
Income from equity method investment	—	2,277	—	3,284
Non-operating pension costs	(257)	(295)	(532)	(555)
Eliminations	(681)	(655)	(989)	(1,783)
Consolidated Adjusted EBITDA (1)	122,568	111,849	225,863	204,838
Amortization of intangibles	(25,039)	(27,113)	(49,457)	(50,782)
Severance, restructuring, and acquisition integration costs	(24,928)	(9,560)	(45,322)	(16,160)
Interest expense, net	(15,088)	(23,533)	(32,066)	(47,039)
Depreciation expense	(12,026)	(11,528)	(23,891)	(22,911)
Loss on debt extinguishment	(3,030)	(847)	(22,990)	(847)
Deferred revenue adjustments	(2,802)	—	(4,660)	—
Purchase accounting effects related to acquisitions	(1,036)	(1,167)	(1,538)	(1,167)
Amortization of software development intangible assets	(488)	—	(724)	—
Loss on sale of assets	—	—	(94)	—
Consolidated income before taxes	$38,131	$38,101	$45,121	$65,932

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2018	December 31, 2017
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$261,449	$561,108
Receivables, net	463,225	473,570
Inventories, net	319,133	297,226
Other current assets	48,779	40,167
Total current assets	1,092,586	1,372,071
Property, plant and equipment, less accumulated depreciation	345,593	337,322
Goodwill	1,553,269	1,478,257
Intangible assets, less accumulated amortization	547,981	545,207
Deferred income taxes	65,439	42,549
Other long-lived assets	34,551	65,207
	$3,639,419	$3,840,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$302,651	$376,277
Accrued liabilities	309,264	302,651
Total current liabilities	611,915	678,928
Long-term debt	1,482,928	1,560,748
Postretirement benefits	126,023	102,085
Deferred income taxes	32,669	27,713
Other long-term liabilities	34,774	36,273
Stockholders’ equity:
Preferred stock	1	1
Common stock	503	503
Additional paid-in capital	1,129,490	1,123,832
Retained earnings	814,071	833,610
Accumulated other comprehensive loss	(68,406)	(98,026)
Treasury stock	(525,054)	(425,685)
Total Belden stockholders’ equity	1,350,605	1,434,235
Noncontrolling interest	505	631
Total stockholders’ equity	1,351,110	1,434,866
	$3,639,419	$3,840,613

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	July 1, 2018	July 2, 2017

	(In thousands)
Cash flows from operating activities:
Net income	$31,362	$61,472
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	74,072	73,693
Share-based compensation	7,868	8,924
Loss on debt extinguishment	22,990	847
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(12,370)	(17,982)
Inventories	(14,486)	(42,052)
Accounts payable	(84,689)	14,748
Accrued liabilities	(30,351)	(55,094)
Accrued taxes	(4,142)	(12,523)
Other assets	(17,275)	(6,573)
Other liabilities	(2,341)	9,321
Net cash provided by (used for) operating activities	(29,362)	34,781
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(84,580)	(166,945)
Capital expenditures	(39,493)	(22,197)
Proceeds from disposal of tangible assets	1,517	—
Proceeds from disposal of business	40,171	—
Net cash used for investing activities	(82,385)	(189,142)
Cash flows from financing activities:
Payments under borrowing arrangements	(484,757)	(5,221)
Payments under share repurchase program	(100,000)	—
Cash dividends paid	(22,034)	(21,688)
Debt issuance costs paid	(7,469)	(2,044)
Withholding tax payments for share-based payment awards	(1,579)	(4,726)
Redemption of stockholders' rights agreement	(411)	—
Borrowings under credit arrangements	431,270	—
Net cash used for financing activities	(184,980)	(33,679)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,932)	10,284
Decrease in cash and cash equivalents	(299,659)	(177,756)
Cash and cash equivalents, beginning of period	561,108	848,116
Cash and cash equivalents, end of period	$261,449	$670,360

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

	(In thousands, except percentages and per share amounts)
GAAP revenues	$668,639	$610,633	$1,274,204	$1,162,014
Deferred revenue adjustments	2,802	—	4,660	—
Adjusted revenues	$671,441	$610,633	$1,278,864	$1,162,014

GAAP gross profit	$257,596	$243,104	$488,190	$465,478
Severance, restructuring, and acquisition integration costs	7,231	8,189	16,662	14,117
Deferred revenue adjustments	2,802	—	4,660	—
Purchase accounting effects related to acquisitions	773	1,167	1,275	1,167
Amortization of software development intangible assets	488	—	724	—
Accelerated depreciation	—	266	—	532
Adjusted gross profit	$268,890	$252,726	$511,511	$481,294

GAAP gross profit margin	38.5%	39.8%	38.3%	40.1%
Adjusted gross profit margin	40.0%	41.4%	40.0%	41.4%

GAAP selling, general and administrative expenses	$(138,842)	$(118,071)	$(263,714)	$(230,657)
Severance, restructuring, and acquisition integration costs	14,544	1,362	23,946	2,090
Purchase accounting effects related to acquisitions	263	—	263	—
Loss on sale of assets	—	—	94	—
Adjusted selling, general and administrative expenses	$(124,035)	$(116,709)	$(239,411)	$(228,567)

GAAP research and development	$(37,209)	$(35,144)	$(74,310)	$(69,666)
Severance, restructuring, and acquisition integration costs	3,153	9	4,714	(47)
Adjusted research and development	$(34,056)	$(35,135)	$(69,596)	$(69,713)

GAAP net income attributable to Belden	$28,869	$35,977	$31,487	$61,664
Interest expense, net	15,088	23,533	32,066	47,039
Loss on debt extinguishment	3,030	847	22,990	847
Income tax expense	9,339	2,210	13,759	4,460
Noncontrolling interest	(77)	(86)	(125)	(192)
Total non-operating adjustments	27,380	26,504	68,690	52,154

Amortization of intangible assets	25,039	27,113	49,457	50,782
Severance, restructuring, and acquisition integration costs	24,928	9,560	45,322	16,160
Deferred revenue adjustments	2,802	—	4,660	—
Purchase accounting effects related to acquisitions	1,036	1,167	1,538	1,167
Amortization of software development intangible assets	488	—	724	—
Loss on sale of assets	—	—	94	—
Accelerated depreciation	—	266	—	532
Total operating income adjustments	54,293	38,106	101,795	68,641
Depreciation expense	12,026	11,262	23,891	22,379

Adjusted EBITDA	$122,568	$111,849	$225,863	$204,838

GAAP net income margin	4.3%	5.9%	2.5%	5.3%
Adjusted EBITDA margin	18.3%	18.3%	17.7%	17.6%

GAAP net income attributable to Belden	$28,869	$35,977	$31,487	$61,664
Operating income adjustments from above	54,293	38,106	101,795	68,641
Loss on debt extinguishment	3,030	847	22,990	847
Tax effect of adjustments above	(13,577)	(10,592)	(25,689)	(18,968)
Impact of Tax Cuts and Jobs Act enactment	—	—	(473)	—
Amortization expense attributable to noncontrolling interest, net of tax	(16)	(16)	(33)	(31)
Adjusted net income attributable to Belden	$72,599	$64,322	$130,077	$112,153

GAAP net income attributable to Belden	$28,869	$35,977	$31,487	$61,664
Less: Preferred stock dividends	8,733	8,733	17,466	17,466
GAAP net income attributable to Belden common stockholders	$20,136	$27,244	$14,021	$44,198

Adjusted net income attributable to Belden	$72,599	$64,322	$130,077	$112,153
Less: Preferred stock dividends	—	—	—	17,466
Adjusted net income attributable to Belden common stockholders	$72,599	$64,322	$130,077	$94,687

GAAP income per diluted share attributable to Belden common stockholders	$0.49	$0.64	$0.34	$1.03
Adjusted income per diluted share attributable to Belden common stockholders	$1.52	$1.29	$2.69	$2.21

GAAP diluted weighted average shares	40,974	42,832	41,492	42,753
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	6,857	6,857	6,857	—
Adjusted diluted weighted average shares	47,831	49,689	48,349	42,753

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

	(In thousands)
GAAP net cash provided by (used for) operating activities	$54,498	$47,044	$(29,362)	$34,781
Capital expenditures, net of proceeds from the disposal of tangible assets	(22,101)	(11,798)	(37,976)	(22,197)
Non-GAAP free cash flow	$32,397	$35,246	$(67,338)	$12,584

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2018 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2018	Three Months Ended September 30, 2018
Adjusted revenues	$2.643 - $2.673 billion	$670 - $690 million
Deferred revenue adjustments	($10 million)	($3 million)
GAAP revenues	$2.633 - $2.663 billion	$667 - $687 million

Adjusted income per diluted share attributable to Belden common stockholders	$6.28 - $6.48	$1.65 - $1.75
Amortization of intangible assets	$(1.76)	$(0.42)
Severance, restructuring, and acquisition integration costs	$(1.30)	$(0.37)
Gain from patent litigation, net of costs	$0.93	$0.93
Loss on debt extinguishment	$(0.41)	$—
Deferred revenue adjustments	$(0.18)	$(0.05)
Purchase accounting effects of acquisitions	$(0.04)	$(0.01)
GAAP income per diluted share attributable to Belden common stockholders	$3.52 - $3.72	$1.73 - $1.83
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the third quarter and full-year 2018. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global broadcast, enterprise, and industrial markets; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the increased influence of chief information officers and similar high-level executives; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; difficulty in forecasting revenue due to the unpredictable timing of large orders; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 13, 2018. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com